AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered into on October 9, 1997, by and between U.S. PHYSICIANS, INC. (the "Company"), a Pennsylvania corporation, and John M. Hogan (the "Executive").

                        W I T N E S S E T H   T H A T :

     The Company desires to employ the Executive and the Executive desires to enter into the employ of the Company in such capacity and on the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties, intending to be legally bound, agree as follows:

     1. Employment and Term. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, upon the terms and conditions contained in this Agreement for a period commencing on October 3, 1996 and continuing until October 2, 1999 (the "Initial Term"). The Initial Term will be extended for additional one-year terms (the "Additional Term") if neither party has given the other notice of termination at least ninety days prior to the end of the Initial or then current Additional Term. The Executive hereby represents and warrants that he has the legal capacity to execute and perform this Agreement, that it is a valid and binding agreement against him according to its terms, and that its execution and performance by him does not violate the terms of any existing agreement or understanding to which the Executive is a party. In addition, the Executive represents and warrants that he knows of no reason why he is not physically capable of performing his obligations under this Agreement in accordance with its terms.

     2. Position and Duties. During the Term, the Company agrees to employ the Executive to serve as Vice President and General Counsel. The Executive will have such powers and duties as are commensurate with that position and as may be assigned to him from time to time by the Company's Board of Directors (the "Board") or the Company's Chief Executive Officer. During the Term, and except for illness or incapacity and vacation periods in accordance with the Company's regular practice for executives, the Executive shall devote all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company and its subsidiaries and affiliates. The term "affiliates" includes any entity for which the Company is providing management services pursuant to a management agreement.

     3. Compensation. For all services rendered by the Executive in any capacity required hereunder during the Term, including, without limitation, services as an employee, officer, director, or member of any committee of the Company, or any subsidiary, affiliate or division thereof, the Executive shall be compensated as follows:

     a. Base Salary. The Company shall pay the Executive a fixed salary of $125,000 per annum ("Base Salary"). Base Salary shall be payable in accordance with the customary payroll practices of the Company, but in no event less frequently than monthly. Executive shall, during the Initial Term and any Additional Term, be eligible to receive increases in Base Salary as may be approved by the Company's Board of Directors and/or Chief Executive Officer.

     b. Bonus. The Executive will be included, in a manner consistent with his position, in any bonus system, pool or incentive compensation plan for senior executives that may be implemented from time to time by the Board.

     c. Stock Options. The Company has granted the Executive options ("Options") to purchase shares of the Company's common stock, par value $.01 per share (the "Stock") according to the following terms and conditions:

     The Company has granted as of October 3, 1996 ("Date of Executive's Employment"), Options to purchase 52,500 shares of Stock, at a per share price of $1.00 which represented the fair market value of the Stock on such date. These Options are "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to the extent possible under applicable law. To the extent that such Options do not qualify as "incentive stock options," they shall be considered to be "non-qualified stock options." Such options were granted under and subject in all respects to the terms of the U.S. PHYSICIANS, Inc. 1995 Stock Option Plan (the "Stock Option Plan") and the Grant Letter executed by the Company and delivered to Executive (the "Grant Letter"), and provide that one-third of the shares subject to such Options shall become exercisable upon each of the first three anniversaries of the Date of Executive's Employment (provided that no fractional shares shall be paid out at any time), and except in the event of any earlier termination of employment as described in the Stock Option Plan or the Grant Letter, or as otherwise provided in this Agreement, the option shall remain exercisable until ten years from the date of grant.

     Upon any consolidation, merger or the sale or transfer of substantially all of the assets of the Company to another corporation in which the Company is not the surviving entity, the Executive shall have the right to exercise in full any installments of Stock Options not previously exercised (whether or not the right to exercise such Stock Option has accrued).

     d. Additional Benefits. Except as modified by this Agreement, the Executive shall be entitled to participate in the Company's health insurance plan and such other benefit plans as are generally made available to the employees of the Company. The Executive will be provided with term life insurance with a benefit amount equal to two times his annual Base Salary. The premiums for this policy will be paid by the Company. Notwithstanding the foregoing, nothing in this Agreement shall preclude the

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amendment or termination of the Company's health insurance plan or any other plan or program, provided that such amendment or termination is applicable generally to the employees of the Company. The Executive shall be entitled to be paid for vacation, sick days and personal days in the amount of twenty-two (22) days per year during the Initial Term and any Additional Term. Any unused vacation, sick time or personal days may be carried over into the subsequent year in accordance with Company policy.

     4. Business Expenses. The Company shall pay or reimburse the Executive for all reasonably necessary and usual business expenses incurred by the Executive in connection with the performance of his duties and obligations under this Agreement, subject to the Executive's presentation of appropriate vouchers in accordance with such procedures as the Company may from time to time establish for its executives, consistent with the need to preserve any deductions to which the Company may be entitled for Federal income tax purposes.

     5. Termination of Employment.

     a. Termination for Cause. Company may discharge Executive at any time for "Cause", which shall include any of the following: 1) any act of fraud, misappropriation, self dealing or personal dishonesty; 2) willful misconduct; 3) indictment of a crime that constitutes a felony; 4) a breach by Executive of any of his obligations regarding confidential information and non-competition as set forth in Section 6 of this Agreement; 5) if Executive fails or refuses to perform material assigned duties; 6) if Executive engages in conduct that causes material harm or damage to the Company; 7) any material violation of any Company policy, that is not cured within ten days after receipt of written notice from the Company; or 8) any material breach of any provision of this Agreement. In addition, subject to applicable law, Company may discharge Executive for "Cause" in the event Executive becomes physically or mentally disabled and is therefore unable to substantially carry out his duties for a period of 120 days or more in any twelve month period, provided that the Executive's Company-sponsored long-term disability insurance program contains an elimination period of not more than 90 days, or the Company continues to pay the Executive his regular salary until such time as the Company's long-term disability elimination period has expired. In the event of a discharge for "Cause", Executive shall be ineligible for any additional salary, severance or other payments or benefits under this Agreement or otherwise, and any Options granted to Executive that are not then exercisable shall terminate, except that if the "Cause" of termination is disability, the ability to exercise any of the Executive's Options shall be governed by the Stock Option Plan and the Grant Letter.

     b. Other Termination. If Executive's employment is terminated for any reason other than death or for Cause (as defined in paragraph 5.a.) or if the Company elects not to renew Executive's employment under this Agreement or to extend this Agreement for an additional term, then the Company agrees to continue Executive's then current base salary for a period of six months or the remainder of the Initial Term or any Additional Term, whichever is greater, or until such time as Executive commences other full-time employment.

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     c. Termination for Change in Control. If the Executive's employment is terminated without Cause upon a consolidation, merger or the sale or transfer of substantially all of the assets of the Company to another corporation in which the Company is not the surviving entity, then the Executive will be entitled to receive a lump sum payment upon such termination equal to the greater of : 1) 100% of his then current Base Salary plus 100% of his annual incentive compensation for the prior year; or 2) 100% of his then current Base Salary plus 100% of his annual incentive compensation for the remainder of the Initial Term or any Additional Term of this Agreement, and the Executive shall not be entitled to any further payments pursuant to this Agreement.

     6. Other Duties of Executive During and After Term.

     a. Confidential Information. The Executive recognizes and acknowledges that all information pertaining to the affairs, business, clients, or customers of the Company or any of its subsidiaries or affiliates (any or all of such entities being hereinafter referred to as the "Business"), as such information may exist from time to time, other than information that the Company has previously made publicly available or which is in the public domain, is confidential information and is a unique and valuable asset of the Business, access to and knowledge of which are essential to the performance of the Executive's duties under this Agreement. The Executive shall not divulge to any person, firm, association, corporation, or governmental agency, any information concerning the affairs, business, clients or customers of the Business (except such information as is required by law to be divulged to a government agency or pursuant to lawful process), or make use of any such information for her own purposes or for the benefit of any person, firm, association or corporation (except the Business) and shall use her reasonable best efforts to prevent the disclosure of any such information by others. All records, memoranda, letters, books, papers, reports, accountings, experience or other data, and other records and documents relating to the Business, whether made by the Executive or otherwise coming into her possession, are confidential information and are, shall be, and shall remain the property of the Business. No copies thereof shall be made which are not retained by the Business, and the Executive agrees, on termination of her employment or on demand of the Company, to deliver the same to the Company.

     b. Non-compete. Through the Term of this Agreement, and for a period of one year thereafter (the "Restricted Period"), the Executive shall not, in the Restricted Area (as defined below), without express prior written approval of the Company's Board of Directors, directly or indirectly, own or hold any proprietary interest in, serve as a Director of, or be employed by or receive remuneration from, a Competitor (as defined below). The Executive also agrees that, during the Restricted Period, he will not solicit for the account of any Competitor, any customer or client of the Business, or, in the event of the Executive's termination of employment, any entity or individual that was such a customer or client preceding the Executive's termination of employment. The Executive also agrees, during the Restricted Period, not to interfere with the relationship

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between the Business and their employees by soliciting their employment for any entity other than the Business or otherwise.

     For purposes of the preceding paragraph, (i) the term "proprietary interest" means legal or equitable ownership, whether through stockholdings, stock options, stock appreciation rights or any similar right of any equity interest in a business, firm or entity, except that the Executive shall be allowed to own less than 3% of the stock of any publicly - traded company, (ii) the term "Competitor" means any person or entity which is engaged in, or during the Restricted Period becomes engaged in, any of the following activities: (A) the business of (x) managing the medical practices of physicians, or (y) providing managed care for patients requiring treatment by physicians with medical specialties of a type managed by the Company, or (B) any other business engaged in by the Business; and (iii) the term "Restricted Area" means the greater of the States of Pennsylvania, New Jersey and Delaware, or any area within fifty miles of any city in which the Business engages in any of the activities listed in the definition of Competitor above or has plans to conduct such activities (which plans are publicly announced, or are communicated to Executive or are demonstrated by discussions, of which the Executive is aware, with physicians about the management of their practices, or which otherwise become known to Executive).

     Notwithstanding the above, the Executive shall, at any time after termination of employment, be permitted to be employed by or received remuneration from any person or entity that is not primarily in the business engaged in by Company, if the Executive's employment or remuneration does not involve the rendering of services relating to any of the activities that would define a person or entity as a Competitor.

     c. Remedies. The Company's obligation to make payments, deliver shares of Stock subject to Options (except to the extent then exercisable) or provide for any benefits under this Agreement shall cease upon a violation of the preceding provisions of this Section 6. Executive acknowledges that the Company may be severely and irreparably damaged in the event Executive violates the provisions of paragraphs 6.a. or 6.b. above, and that the extent of the damage may be difficult or impossible to determine. Therefore, the Executive agrees that, in addition to the remedies provided above, the Company shall be entitled to equitable relief, including a preliminary as well as a permanent injunction (without the necessity of posting a bond). The Executive's agreement as set forth in this Section 6 shall (i) continue throughout the duration of the Executive's employment with the Company; and (ii) survive the Executive's termination of this Agreement and/or Executive's employment with the Company, whether or not such termination is voluntary or is the result of termination of Executive by the Company with or without Cause.

     d. Modification of Terms. If any restriction in this Section 6 of the Agreement is adjudicated to exceed the time, geographic, service or other limitations permitted by applicable law in the applicable jurisdiction, then Executive agrees that such may be modified and narrowed, either by a court or the Company, to the

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maximum time, geographic, service or other limitations permitted by applicable law, so as to preserve and protect the Company's legitimate business interest, without negating or impairing any other restrictions or undertaking set forth in this Agreement.

     7. Withholding Taxes. The Company may directly or indirectly withhold from any payments made under this Agreement all Federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     8. Consolidation, Merger, or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term "Company" as used herein shall mean such other corporation and this Agreement shall continue in full force and effect.

     9. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, by same day or overnight mail or overnight courier service (e.g. Federal Express) as follows:

                    a.   To the Company:

                         U.S. PHYSICIANS, Inc.
                         Attention: Thomas J. Keane, Chief Executive Officer 220 Commerce Drive
                         Fort Washington, PA  19034

                    b.   To the Executive:

                         531 Carriage House Lane
                         Harleysville, PA 19438

or to such other address as either party shall have previously specified in writing to the other.

     10. Contents of Agreement; Amendment. This Agreement supersedes all prior agreements between Executive and the Company or any of its subsidiaries and affiliates including, but not limited to, an Employment Agreement dated September 17, 1996 and sets forth the entire understanding between the parties with respect to its subject matter and cannot be changed, modified, extended or terminated except upon written amendment executed by the parties.

     11. Binding Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Company and their respective permitted successors, assignees, heirs, beneficiaries and representatives.

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     12. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

     13. Governing Law. The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has signed this Agreement, all as of the first date above written.


                                            U.S. PHYSICIANS, INC.


                                            By: /s/ Thomas J. Keane
                                                -------------------------------
                                                Thomas J. Keane, Chairman & CEO


                                            EXECUTIVE

                                            By: /s/ John M. Hogan
                                                -------------------------------
                                                John M. Hogan


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